Exhibit 107.1
Form
S-8
(Form Type)
ARTHUR J. GALLAGHER & CO.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $1.00 par value per share	Other (2)	1,000,000	$322.40	$322,400,000 (3)	$153.10 per $1,000,000	$49,359.44

Equity	Common Stock, $1.00 par value per share	Other (2)	100,000	$322.40	$32,240,000 (3)	$153.10 per $1,000,000	$4,935.94

Equity	Common Stock, $1.00 par value per share	Other (2)	1,200,000	$322.40	$386,880,000 (3)	$153.10 per $1,000,000	$59,231.33

Total Offering Amounts					$741,520,000		$113,526.71

Total Fee Offsets							$0.00

Net Fee Due							$113,526.71

(1)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form
S-8
(this “Registration Statement”) also includes additional shares of Arthur J. Gallagher & Co. (the “Company”) common stock in respect of the securities identified in the above table that may become issuable under the Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan (the “401(k) Plan”), the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan (the “Supplemental Plan”) or the restricted stock unit awards as a result of any stock dividend, stock split, recapitalization or other similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered
or sold pursuant to the 401(k) Plan.

(2)
Estimated solely for purposes of calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low prices of the shares of common stock of the Company on the New York Stock Exchange on February 12, 2025, which is within five business days prior to filing.

(3)
Represents 1,000,000 shares of common stock of the Company issuable through the 401(k) Plan, 100,000 shares of common stock of the Company issuable through the Supplemental Plan, and 1,200,000 shares of common stock of the Company issuable upon the vesting of restricted stock unit inducement awards pursuant to NYSE Listed Company Manual Rule 303A.08.